UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☒

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2019, Ramaco Resources, Inc., a Delaware corporation (the “Company”), issued a press release describing preliminary and unaudited selected financial results of the Company for the fourth quarter of 2018 and the year ended December 31, 2018 and guidance for 2019 (the “Earnings Release”). A copy of the Earnings Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2019, W. Howard Keenan, Jr. informed the Company of his decision to not seek re-election to the Company’s Board of Directors (the “Board”) at the Company’s 2019 annual meeting and to retire from the Board effective as of the date of the 2019 annual meeting in June.  Mr. Keenan’s resignation is not due to any disagreement with the Company.

On February 25, 2019, the Company announced that the Board of Directors has approved C. Lynch Christian to be nominated to become a member of the Board of Directors as an independent director at the Company’s 2019 annual meeting in place of Mr. Keenan.  Mr. Christian has a long career in various facets of the Appalachian coal industry and will provide valuable counsel to the Company.  Mr. Christian is expected to be an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules. More information about Mr. Christian will be included in the Company’s proxy statement for its 2019 annual meeting.

Mr. Christian does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. Information related to Mr. Christian’s compensation as a director will be included in the Company’s proxy statement for its 2019 annual meeting. When Mr. Christian becomes a director, it is expected that he will enter into an indemnification agreement that will require the Company to indemnify Mr. Christian to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified.

Item 7.01 Regulation FD Disclosure.

On February 25, 2019, the Company issued the Earnings Release. A copy of the Earnings Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated February 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name: Title:	Randall W. Atkins Executive Chairman

Date: February 25, 2019